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                                                                    Exhibit 10.3



               THE PROVIDENT BANK EMPLOYEE SAVINGS INCENTIVE PLAN

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                                TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS

                                   ARTICLE II
                                 ADMINISTRATION

2.1     POWERS AND RESPONSIBILITIES OF THE EMPLOYER ........................13
2.2     DESIGNATION OF ADMINISTRATIVE AUTHORITY ............................14
2.3     ALLOCATION AND DELEGATION OF RESPONSIBILITIES ......................14
2.4     POWERS AND DUTIES OF THE ADMINISTRATOR .............................14
2.5     RECORDS AND REPORTS ................................................15
2.6     APPOINTMENT OF ADVISERS ............................................15
2.7     INFORMATION FROM EMPLOYER ..........................................16
2.8     PAYMENT OF EXPENSES ................................................16
2.9     MAJORITY ACTIONS ...................................................16
2.10    CLAIMS PROCEDURE ...................................................16
2.11    CLAIMS REVIEW PROCEDURE ............................................16

                                  ARTICLE III
                                  ELIGIBILITY

3.1     CONDITIONS OF ELIGIBILITY ..........................................17
3.2     EFFECTIVE DATE OF PARTICIPATION ....................................17
3.3     DETERMINATION OF ELIGIBILITY .......................................18
3.4     TERMINATION OF ELIGIBILITY .........................................18
3.5     OMISSION OF ELIGIBLE EMPLOYEE ......................................18
3.6     INCLUSION OF INELIGIBLE EMPLOYEE ...................................18
3.7     REHIRED EMPLOYEES AND BREAKS IN SERVICE ............................18

                                   ARTICLE IV
                          CONTRIBUTION AND ALLOCATION

4.1     FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION ......................19
4.2     TIME OF PAYMENT OF EMPLOYER CONTRIBUTION ...........................19

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4.3     ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS ...............19
4.3A    SPECIFIED MINIMUM EMPLOYER CONTRIBUTIONS ...........................24
4.4     MAXIMUM ANNUAL ADDITIONS ...........................................25
4.5     ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS ..........................29
4.6     ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS ..........30
4.7     VOLUNTARY CONTRIBUTIONS AND MATCHING EMPLOYER CONTRIBUTIONS ........31
4.8     DIRECTED INVESTMENT ACCOUNT ........................................32
4.9     ACTUAL CONTRIBUTION PERCENTAGE TESTS ...............................36
4.10    ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS .................39
4.11    QUALIFIED MILITARY SERVICE .........................................41

                                   ARTICLE V
                                   VALUATIONS

5.1     VALUATION OF THE TRUST FUND ........................................42
5.2     METHOD OF VALUATION ................................................42

                                   ARTICLE VI
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1     DETERMINATION OF BENEFITS UPON RETIREMENT ..........................42
6.2     DETERMINATION OF BENEFITS UPON DEATH ...............................42
6.3     DETERMINATION OF BENEFITS IN EVENT OF DISABILITY ...................44
6.4     DETERMINATION OF BENEFITS UPON TERMINATION .........................44
6.5     DISTRIBUTION OF BENEFITS ...........................................46
6.6     DISTRIBUTION OF BENEFITS UPON DEATH ................................49
6.7     TIME OF SEGREGATION OR DISTRIBUTION ................................50
6.8     DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY ..................50
6.9     LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN .....................50
6.10    PRE-RETIREMENT DISTRIBUTION ........................................51
6.11    ADVANCE DISTRIBUTION FOR HARDSHIP ..................................51
6.12    QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION ....................52
6.13    DIRECT ROLLOVER ....................................................52

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                                  ARTICLE VII
                       AMENDMENT, TERMINATION AND MERGERS

7.1     AMENDMENT ..........................................................53
7.2     TERMINATION ........................................................54
7.3     MERGER, CONSOLIDATION OR TRANSFER OF ASSETS ........................55

                                  ARTICLE VIII
                                   TOP HEAVY

8.1     TOP HEAVY PLAN REQUIREMENTS ........................................55
8.2     DETERMINATION OF TOP HEAVY STATUS ..................................55

                                   ARTICLE IX
                                 MISCELLANEOUS

9.1     PARTICIPANT'S RIGHTS ...............................................58
9.2     ALIENATION .........................................................58
9.3     CONSTRUCTION OF PLAN ...............................................59
9.4     GENDER AND NUMBER ..................................................59
9.5     LEGAL ACTION .......................................................59
9.6     PROHIBITION AGAINST DIVERSION OF FUNDS .............................59
9.7     EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE .........................60
9.8     INSURER'S PROTECTIVE CLAUSE ........................................60
9.9     RECEIPT AND RELEASE FOR PAYMENTS ...................................60
9.10    ACTION BY THE EMPLOYER .............................................60
9.11    NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY .................61
9.12    HEADINGS ...........................................................61
9.13    APPROVAL BY INTERNAL REVENUE SERVICE ...............................61
9.14    UNIFORMITY .........................................................62

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               THE PROVIDENT BANK EMPLOYEE SAVINGS INCENTIVE PLAN

         THIS PLAN, hereby adopted this __________ day of ___________________, by The Provident Bank (herein referred to as the "Employer").

                              W I T N E S S E T H:

         WHEREAS, the Employer heretofore established a Profit Sharing Plan effective January 1, 1975, (hereinafter called the "Effective Date") known as the Provident Savings Bank Employee Savings Incentive Plan and which plan shall hereinafter be known as The Provident Bank Employee Savings Incentive Plan (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

         WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

         NOW, THEREFORE, effective January 1, 1997, except as otherwise provided, the Employer in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan in its entirety and restates the Plan to provide as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.2 "Administrator" means the person or entity designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

         1.3 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

         1.4 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of
Section 8.2.

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         1.5 "Anniversary Date" means the last day of the Plan Year.

         1.5A "Applicable Tax Year" means the Tax Year in which the Plan Year begins.

         1.6 "Beneficiary" means the person (or entity) to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections 6.2 and 6.6.

         1.7 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

         1.8 "Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

         For purposes of this Section, the determination of Compensation shall be made by:

                  (a) excluding commissions, except that commissions shall be included for dedicated salespeople but not in excess of the highest dollar amount of commissions that could be received which, when added to other includible wages and payments, is one dollar ($1) less than the Highly Paid Employee dollar limit for the determination year (and not for the preceding year), as determined under the Code Section 414 (q)
                           (1) (e.g., the Highly Paid Employee dollar limit for the determination year 2001 is $85,000 and for 2002 is $90,000).

                  (b)      excluding bonuses.

                  (c) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4) for Plan Years beginning after December 31, 2000, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and
                           Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

         For a Participant's initial year of participation, Compensation shall be recognized for the entire Plan Year.

         Compensation in excess of $150,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

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         For Plan Years beginning after December 31, 1996, for purposes of determining Compensation, the family member aggregation rules of Code Section 401(a)(17) and Code Section 414(q)(6) (as in effect prior to the Small Business Job Protection Act of 1996) are eliminated.

         If any class of Employees is excluded from the Plan, then Compensation for any Employee who becomes eligible or ceases to be eligible to participate during a Plan Year shall only include Compensation while the Employee is an Eligible Employee.

         1.9 "Contract" or "Policy" means any life insurance policy, retirement income policy or annuity contract (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

         1.10 "Designated Investment Alternative" means a specific investment identified by name by the Employer (or such other Fiduciary who has been given the authority to select investment options) as an available investment under the Plan to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.

         1.11 "Directed Investment Option" means one or more of the following:

                           (a) a Designated Investment Alternative.

                           (b) any other investment permitted by the Plan and
                  the Participant Direction Procedures to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.

         1.12 [Reserved.]

         1.13 "Eligible Employee" means any Employee except that Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan.

         Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties will not be eligible to participate in this Plan unless such agreement expressly provides for coverage in this Plan.

         Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

         Employees classified by the Employer as independent contractors who are subsequently determined by the Internal Revenue Service to be Employees shall not be Eligible Employees.

         1.14 "Employee" means any person who is employed by the Employer or Affiliated Employer, and excludes any person who is employed as an independent contractor. Employee

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shall include Leased Employees within the meaning of Code Sections 414(n)(2) and
414(o)(2) unless such Leased Employees are covered by a plan described in Code
Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

         1.15 "Employer" means The Provident Bank and any successor which shall maintain this Plan, any predecessor which has maintained this Plan, and affiliates within the meaning of code sections 414(b), (c), (m) or (o) who adopt this plan as their own. The Employer is a corporation, with principal offices in the State of New Jersey.

         1.15A "Employer Stock Fund" Means a Designated Investment Alternative established to invest primarily in qualifying Employer securities.

         1.16 "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the after-tax voluntary Employee contributions and Matching Employer Contributions made pursuant to Section 4.7 and any qualified non-elective contributions taken into account pursuant to
Section 4.9(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of
Section 4.9(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios).

         1.17 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

         1.18 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

         1.19 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

                           (a) the distribution of the entire Vested portion of
                  the Participant's Account of a Former Participant who has severed employment with the Employer, or

                           (b) the last day of the Plan Year in which a Former
                  Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.

         Regardless of the preceding provisions, if a Former Participant is eligible to share in the allocation of Employer contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former Participant is not eligible to share in the allocation of Employer contributions or Forfeitures. Furthermore, the term "Forfeiture" shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

                                       4

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         1.20 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

         1.21 "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

         For "limitation years" beginning after December 31, 1997, for purposes of this Section, the determination of "415 Compensation" shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) for "limitation years" beginning after December 31, 2000 or Code Section 457.

         1.22 "414(s) Compensation" means any definition of compensation that satisfies the nondiscrimination requirements of Code Section 414(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.

         For Plan Years beginning after December 31, 1996, for purposes of this Section, the family member aggregation rules of Code Section 414(q)(6) (as in effect prior to the Small Business Job Protection Act of 1996) are eliminated.

         1.23 "Highly Compensated Employee" means, for Plan Years beginning after December 31, 1996, an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

                           (a) was a "five percent owner" as defined in Section
                  1.29(c) at any time during the "determination year" or the "look-back year"; or

                           (b) for the "look-back year" had "415 Compensation"
                  from the Employer in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Code
                  Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

         The "determination year" means the Plan Year for which testing is being performed, and the "look-back year" means the immediately preceding twelve (12) month period.

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         A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the "determination year," in accordance with Regulation 1.414(q)-1T, A-4 and IRS Notice 97-45 (or any superseding guidance).

         In determining whether an Employee is a Highly Compensated Employee for a Plan Year beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

         For purposes of this Section, for Plan Years beginning prior to January 1, 1998, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B), and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).

         In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly compensated former employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

         1.24 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

         1.25 "Hour of Service" means, for purposes of vesting, each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

         1.26 "Hour of Service" means, for purposes of eligibility for participation, (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

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         Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

         For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

         For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

         1.27 "Income" means the income or losses allocable to Excess Aggregate Contributions which shall equal the allocable gain or loss for the Plan Year. The income allocable to Excess Aggregate Contributions for the Plan Year is determined by multiplying the income for the Plan Year by a fraction. The numerator of the fraction is the Excess Aggregate Contributions for the Plan Year. The denominator of the fraction is the total account balance attributable to after-tax voluntary Employee contributions and Matching Employer Contributions made pursuant to Section 4.7 and any qualified non-elective contributions taken into account pursuant to Section 4.9(c) as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year.

         1.28 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

         1.29 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of the Employee's or former Employee's Beneficiaries) is considered a Key Employee if the Employee, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

                           (a) an officer of the Employer (as that term is
                  defined within the meaning of the Regulations under Code
                  Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

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

                           (b) one of the ten employees having annual "415
                  Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

                           (c) a "five percent owner" of the Employer. "Five
                  percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

                           (d) a "one percent owner" of the Employer having an
                  annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

         For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4) for Plan Years beginning after December 31, 2000, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

         1.30 "Late Retirement Date" means a Participant's actual Retirement Date after having reached Normal Retirement Date.

         1.31 "Leased Employee" means, for Plan Years beginning after December 31, 1996, any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall

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

only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

                           (a) if such employee is covered by a money purchase
                  pension plan providing:

                           (1) a nonintegrated Employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but for Plan Years beginning prior to January 1, 1998, including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or
                           457(b), and Employee contributions described in Code
                           Section 414(h)(2) that are treated as Employer contributions, and for Plan Years beginning prior to January 1, 2001, excluding amounts that are not includible in gross income under Code Section 132(f)(4);

                           (2) immediate participation;

                           (3) full and immediate vesting; and

                           (b) if Leased Employees do not constitute more than
                  20% of the recipient Employer's nonhighly compensated work force.

         1.31A "Matching Account" means the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from the Participant's Matching Employer Contributions as described in Section 4.7(c).

         1.32 "Non-Highly Compensated Participant" means, for Plan Years beginning after December 31, 1996, any Participant who is not a Highly Compensated Employee and who is eligible to participate in the component of the Plan being tested. However, for the purposes of Section 4.9(a), if the prior year testing method is used, a Non Highly Compensated Participant shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year.

         1.33 "Non-Key Employee" means any Employee or former Employee (and such Employee's or former Employee's Beneficiaries) who is not, and has never been a Key Employee.

         1.34 "Normal Retirement Age" means the Participant's 65th birthday. A Participant shall become fully Vested in the Participant's Account upon attaining Normal Retirement Age.

         1.35 "Normal Retirement Date" means the Participant's Normal Retirement Age.

         1.36 "1-Year Break in Service" means, for purposes of vesting, a Period of Severance of at least 12 consecutive months.

         1.37 "1-Year Break in Service" means, for purposes of eligibility for participation, the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

         "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

         A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.

         1.38 "Participant" means any Eligible Employee who participates in the Plan pursuant to Section 3.2 and who has not for any reason become ineligible to participate further in the Plan.

         1.39 "Participant Direction Procedures" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.8 and observed by the Administrator and applied and provided to Participants who have Participant's Directed Accounts.

         1.40 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to such Participant's total interest in the Plan resulting from the Employer contributions.

         1.41 "Participant's Directed Account" means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

         1.42 "Participant's Transfer/Rollover Account" means, if applicable, the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer and/or with respect to such Participant's interest in the Plan resulting from amounts transferred from another qualified plan or "conduit" Individual Retirement Account in accordance with Section 4.6.

         A separate accounting shall be maintained with respect to that portion of the Participant's Transfer/Rollover Account attributable to transfers (within the meaning of Code Section 414(l)) and "rollovers."

         1.43 "Period of Service" means the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Employer or Affiliated Employer and ending on the date a 1-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive partial credit for any Period of Severance of less than twelve (12) consecutive months. Fractional periods of a year will be expressed in terms of days.

         1.44 "Period of Severance" means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve
(12) month anniversary of the date on which the Employee was otherwise first absent from service.

         In the case of an individual who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         1.45 "Plan" means this instrument, including all amendments thereto.

         1.46 "Plan Year" means the 12-month period commencing on December 31, 2000 or any subsequent December 31 and ending on the following December 30; the period commencing on January 1, 2000 and ending on December 30, 2000; or for periods before 2000, the calendar year.

         1.46A "Qualified Employer Securities" has the same meaning as defined in the Act.

         1.47 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

         1.48 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

         1.49 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see
Section 6.1).

         1.49A "Specified Minimum Employer Contribution" means an amount contributed by the Employer to the Trust Fund as described in Section 4.3A of the Plan.

         1.49B "Tax Year" means the fiscal year of the Employer, January 1st through December 31st.

         1.50 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

         1.51 "Top Heavy Plan" means a plan described in Section 8.2(a).

         1.52 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

         1.53 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator or based on medical evidence using uniform and non-discriminatory criteria as established by the Plan Administrator. Notwithstanding the foregoing, eligibility for Social Security disability benefits or for long term disability benefits under an insured plan sponsored by the Employer shall be deemed conclusive proof of disability. The determination shall be applied uniformly to all Participants.

         1.54 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

         1.55 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

         1.56 "Valuation Date" means, the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participants' accounts during the Plan Year, which, effective October 1, 2002, includes any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.

         1.57 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

         1.58 "Voluntary Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from the Participant's after-tax voluntary Employee contributions made pursuant to Section 4.7.

         1.59 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

         For purposes of eligibility for participation, the computation periods shall be measured from the date on which the Employee first performs an Hour of Service and anniversaries thereof. The participation computation periods beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service and anniversaries thereof.

         Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c).

         Years of Service with any Affiliated Employer shall be recognized.

                                   ARTICLE II
                                 ADMINISTRATION

2.1      POWERS AND RESPONSIBILITIES OF THE EMPLOYER

                           (a) In addition to the general powers and
                  responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

                           (b) The Employer may, by written agreement or
                  designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

                           (c) The Employer shall establish a "funding policy
                  and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

                           (d) The Employer shall periodically review the
                  performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2      DESIGNATION OF ADMINISTRATIVE AUTHORITY

         The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering a written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

         The Employer, upon the resignation or removal of an Administrator, shall promptly designate a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

2.3      ALLOCATION AND DELEGATION OF RESPONSIBILITIES

         If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.4      POWERS AND DUTIES OF THE ADMINISTRATOR

         The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator's duties under the Plan.

         The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

                  (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

                  (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                  (c) to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust;

                  (d) to maintain all necessary records for the administration of the Plan;

                  (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                  (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                  (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

                  (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                  (i) to act as the named Fiduciary responsible for communications with Participants as needed to maintain Plan compliance with Act Section 404(c), including, but not limited to, the receipt and transmitting of Participant's directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts;

                  (j) to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

                  (k) to assist any Participant regarding the Participant's rights, benefits, or elections available under the Plan.

2.5      RECORDS AND REPORTS

         The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.6      APPOINTMENT OF ADVISERS

         The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries and to Plan Participants.

2.7      INFORMATION FROM EMPLOYER

         The Employer shall supply full and timely information to the Administrator on all pertinent facts as the Administrator may require in order to perform its function hereunder and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.8      PAYMENT OF EXPENSES

         All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to Act
Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.9      MAJORITY ACTIONS

         Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.3, if there is more than one Administrator, then they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.10     CLAIMS PROCEDURE

         Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.11     CLAIMS REVIEW PROCEDURE

         Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.10 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than sixty (60) days after receipt of the written notification provided for in Section 2.10. The Administrator shall then conduct a hearing within the next sixty (60) days, at which the claimant may be represented by an attorney or any other representative of such claimant's choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing (or prior thereto upon five (5) business days written notice to the Administrator) the claimant or the claimant's representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within sixty (60) days of receipt of the appeal (unless there has been an extension of sixty (60) days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the sixty (60) day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE III
                                   ELIGIBILITY

3.1      CONDITIONS OF ELIGIBILITY

         Any Eligible Employee who has completed one (1) Year of Service shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

3.2      EFFECTIVE DATE OF PARTICIPATION

         An Eligible Employee shall become a Participant effective as of the first day of the calendar quarter coinciding with or next following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

         If an Employee, who has satisfied the Plan's eligibility requirements and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

         If an Employee, who has satisfied the Plan's eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

3.3      DETERMINATION OF ELIGIBILITY

         The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.11.

3.4      TERMINATION OF ELIGIBILITY

         In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Period of Service completed while a noneligible Employee, until such time as the Participant's Account is forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant's interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5      OMISSION OF ELIGIBLE EMPLOYEE

         If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, then the Employer shall make a subsequent contribution, if necessary after the application of Section 4.3(c), so that the omitted Employee receives a total amount which the Employee would have received (including both Employer contributions and earnings thereon) had the Employee not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6      INCLUSION OF INELIGIBLE EMPLOYEE

         If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall be entitled to recover the contribution made with respect to the ineligible person provided the error is discovered within twelve (12) months of the date on which it was made. Otherwise, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

3.7      REHIRED EMPLOYEES AND BREAKS IN SERVICE

                           (a) If any Participant becomes a Former Participant
                  due to severance from employment with the Employer and is reemployed by the Employer, the Former Participant shall become a Participant as of the reemployment date.

                           (b) If any Participant becomes a Former Participant
                  due to severance of employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Participant's Accounts provided, however, that if a discretionary contribution is made for such year, such contribution shall first be applied to restore any such Participant's Accounts and the remainder shall be allocated in accordance with Sections 4.3, 4.3A or 4.7, as applicable.

                                   ARTICLE IV
              CONTRIBUTIONS, ALLOCATIONS AND INVESTMENT PROVISIONS

4.1      FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

                           (a) For each Plan Year, the Employer shall contribute
                  to the Plan such amount as shall be determined by the Employer including any Matching Employer Contributions made pursuant to
                  Section 4.7 and any other discretionary contributions as described under Section 4.3A.

                           (b) The Employer contribution shall not be limited to
                  years in which the Employer has current or accumulated net profit. Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions shall be made in cash or in such property as is acceptable to the Trustee.

4.2      TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

         The Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution.

4.3      ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

                           (a) The Administrator shall establish and maintain an
                  account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

                           (b) The Employer shall provide the Administrator with
                  all information required by the Administrator to make a proper allocation of the Employer contribution for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution to each applicable Participant's Account in the manner described in Section 4.3A or Section 4.7.

                           (c) On or before each Anniversary Date any amounts
                  which became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with
                  Section 3.7(d), be used to satisfy any contribution that may be required pursuant to Section 3.5 and/or 6.9. The remaining Forfeitures, if any, shall be used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur.

                           (d) Participants shall be eligible to share in the
                  allocation of contributions for a Plan Year in accordance with the following:

                           (1) Any applicable Participant, pursuant to Section 4.3A or 4.7, who is actively employed during the Plan Year shall be eligible to share in the allocation of contributions for that Plan Year.

                           (2) For any Top Heavy Plan Year, Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.3(f) if eligible pursuant to the provisions of Section 4.3(h).

                           (e) As of each Valuation Date, any earnings or losses
                  (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date. Earnings or losses with respect to a Participant's Directed Account shall be allocated in accordance with Section 4.8.

                           Participants' transfers from other qualified plans
                  and after-tax voluntary Employee contributions deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

                           (f) Minimum Allocations Required for Top Heavy Plan
                  Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant's Account of each Employee shall be equal to at least three percent (3%) of such Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if
                  (1) the sum of the Employer contributions allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation

                  Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Participant's Account of each Employee shall be equal to the largest percentage allocated to the Participant's Account of any Key Employee.

                           (g) For purposes of the minimum allocations set forth
                  above, the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

                           (h) For any Top Heavy Plan Year, the minimum
                  allocations set forth above shall be allocated to the Participant's Account of all Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Employees who have (1) failed to complete a Year of Service; (2) declined to make mandatory contributions (if required) to the Plan; and (3) been excluded from participation because of their level of Compensation.

                           (i) In lieu of the above, in any Plan Year in which
                  an Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer shall not be required to provide such Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation.

                           Therefore, for any Plan Year when the Plan is a Top
                  Heavy Plan, an Employee who is participating in this Plan and a defined benefit plan maintained by the Employer shall receive a minimum monthly accrued benefit in the defined benefit plan equal to the product of (1) one-twelfth (1/12th) of "415 Compensation" averaged over the five (5) consecutive "limitation years" (or actual "limitation years," if less) which produce the highest average and (2) the lesser of (i) two percent (2%) multiplied by years of service when the plan is top heavy or (ii) twenty percent (20%).

                           (j) Notwithstanding the foregoing, for Plan Years
                  beginning prior to January 1, 2000, the minimum benefit requirement for a Top Heavy Plan shall be determined in the following manner:

                           (1) Each Employee who is a Participant during a Top Heavy Plan Year shall be provided the minimum allocation pursuant to Section 4.3(f).

                           (2) In lieu of the above, in any Plan Year in which an Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer shall not be required to provide such Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation.

                           Therefore, for any Plan Year when the Plan is a Top Heavy Plan, an Employee who is participating in this Plan and a defined benefit plan maintained by the Employer shall receive a minimum monthly accrued benefit in the defined benefit plan equal to the product of (1) one-twelfth (1/12th) of "415 Compensation" averaged over the five (5) consecutive "limitation years" (or actual "limitation years," if less) which produce the highest average and (2) the lesser of (i) two percent (2%) multiplied by years of service when the plan is top heavy or
                           (ii) twenty percent (20%).

                           (k) For the purposes of this Section, "415
                  Compensation" in excess of $150,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. If "415 Compensation" for any prior determination period is taken into account in determining a Participant's minimum benefit for the current Plan Year, the "415 Compensation" for such determination period is subject to the applicable annual "415 Compensation" limit in effect for that prior period. For this purpose, in determining the minimum benefit in Plan Years beginning on or after January 1, 1989, the annual "415 Compensation" limit in effect for determination periods beginning before that date is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance with Code Section 415(d) for determination periods beginning on or after January 1, 1989, and in accordance with Code Section 401(a)(17)(B) for determination periods beginning on or after January 1, 1994). For determination periods beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

                           (l) Notwithstanding anything in this Section to the
                  contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

                           (m) Notwithstanding anything to the contrary, if this
                  is a Plan that would otherwise fail to meet the requirements of Code Section 410(b)(1) and the Regulations thereunder because Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

                           (1) The group of Participants eligible to share in the Employer's contribution for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who have not separated from service prior to the last day of the Plan Year and have completed the greatest number of Hours of Service in the Plan Year.

                           (2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution for the Plan Year shall be further expanded to include the minimum number of Participants who have separated from service prior to the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

                           (3) Nothing in this Section shall permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

4.3A     SPECIFIED MINIMUM EMPLOYER CONTRIBUTIONS

         Notwithstanding any provision of the Plan to the contrary, the following provisions shall govern the treatment of Specified Minimum Employer
Contributions:

                           (a) Frequency and Eligibility. For each Plan Year,
                  the Employer shall make a discretionary Specified Minimum Employer Contribution on behalf of the group of Employees who are both Employees and Plan Participants from the first day through the last day of the Applicable Tax Year ("First Day Participants"). The Specified Minimum Employer Contribution will be based on Compensation earned by the First Day Participants in the Applicable Tax Year. The Specified Minimum Employer Contribution for each Plan Year shall be in an amount determined by the Board of Managers by appropriate resolution on or before the last day of the Applicable Tax Year.

                           (b) Allocation Method. Each First Day Participant's
                  share shall be determined as follows:

                           (i) The Specified Minimum Employer Contribution shall be allocated during the Plan Year [December 31st (last day of the Applicable Tax Year) through December 30th] as Matching

                  Employer Contributions described in Section 4.7 of the Plan, to the account of each First Day Participant. Such Matching Employer Contributions shall be made without regard to any last-day requirement, or any other Year of Service or hour-of-service requirement.

                  (ii) Second, if any of the Specified Minimum Employer Contribution remains after the allocation in paragraph(b)(i), above, the remainder shall, to the extent allowable under
                  Section 415 of the Internal Revenue Code, be allocated as described in Section 4.7, as an additional Matching Employer Contribution on the last day of the Plan Year to each First Day Participant's Matching Account, as defined in Section 4.7, in the ratio that each such First Day Participant's Employee contributions during the Plan Year bears to the Employee contributions of all First Day Participants during the Plan Year.

                  The Specified Minimum Employer Contributions allocated as an additional Matching Employer Contribution shall be treated in the same manner as Matching Employer Contributions for all purposes of the Plan.

                  (iii) Third, any balance of the Specified Minimum Employer Contribution remaining unallocated after the allocation in paragraph (b)(ii) above, shall be allocated to each First Day Participant in the ratio that the First Day Participant's Compensation during the Plan Year bears to the total Compensation of all First Day Participants during the Plan Year.

                  (iv) Fourth, any balance of the Specified Minimum Employer Contribution remaining unallocated after the allocation in paragraph (b)(iii) above, shall be allocated to each Participant in the ratio that such Participant's Compensation during the Plan Year bears to the total Compensation of all such Participants during the Plan Year.

                  (v) The Administrator shall reduce the proportionate allocation under paragraphs(b)(i), (ii), (iii) and (iv) above, to Participants who are Highly Compensated Employees to the extent necessary to comply with the provisions of Section 401(a)(4) of the Internal Revenue Code and the regulations thereunder. Any such amount will be allocated and reallocated to the remaining Participants to the extent allowed under
                  Section 415 of the Internal Revenue Code.

                  Notwithstanding any other provision of the Plan to the contrary, any allocation of Matching Employer Contributions to a First Day Participant's Matching Account shall be made under either Section 4.7 or this Section, as appropriate, but not both Sections.

                  (c) Timing, Medium and Posting. The Employer shall make the Specified Minimum Employer Contribution in cash, in one or more installments without interest, at any time during the Plan Year, and for purposes of deducting such contribution, not later than the Employer's federal tax filing date, including extensions, for its Tax Year that ends within such Plan Year. The Trustee shall post such amount to each First Day Participant's Matching Account once the allocations under
                  (i) through (v) above are determined.

                  The Specified Minimum Employer Contribution shall be held in a suspense account until posted. Such suspense account shall not participate in the allocation of investment gains, losses, income and deductions of the trust as a whole, but shall be invested separately. All gains, losses, income and deductions attributable to such suspense account shall be applied to reduce Plan fees and expenses. In no event will amounts remain in the suspense account after the end of the Plan Year.

                  (d) Deduction Limitation. In no event shall the Specified Minimum Employer Contribution, when aggregated with other Employer and Participant contributions for the Employer's Tax Year that ends within such Plan Year, exceed the amount deductible by the Employer for federal income tax purposes for such Tax Year.

4.4      MAXIMUM ANNUAL ADDITIONS

                           (a) Notwithstanding the foregoing, for "limitation
                  years" beginning after December 31, 1994, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year." If the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts would cause the "annual additions" for the "limitation year" to exceed the maximum "annual additions," the amount contributed or allocated will be reduced so that the "annual additions" for the "limitation year" will equal the maximum "annual additions," and any amount in excess of the maximum "annual additions," which would have been allocated to such Participant may be allocated to other Participants. For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

                           (b) For purposes of applying the limitations of Code
                  Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code

                  Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code
                  Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

                           (c) For purposes of applying the limitations of Code
                  Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of
                  Section 4.4(b)(2): (1) rollover contributions (as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3));
                  (2) repayments of loans made to a Participant from the Plan;
                  (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and
                  (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

                           (d) For purposes of applying the limitations of Code
                  Section 415, the "limitation year" shall be the calendar year.

                           (e) For the purpose of this Section, all qualified
                  defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                           (f) For the purpose of this Section, if the Employer
                  is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code
                  Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                           (g) For the purpose of this Section, if this Plan is
                  a Code Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

                           (h)(1) If a Participant participates in more than one
                  defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

                           (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same

                           Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

                           (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by
                           (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                           (i) If an Employee is (or has been) a Participant in
                  one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

                           (j) The defined benefit plan fraction for any
                  "limitation year" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).

                           Notwithstanding the above, if the Participant was a
                  Participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all "limitation years" beginning before January 1, 1987.

                           (k) The defined contribution plan fraction for any
                  "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the

                  Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any "limitation year" is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and
                  (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

                           If the Employee was a Participant as of the end of
                  the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first "limitation year" beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.

                           (l) Notwithstanding the foregoing, for any
                  "limitation year" in which the Plan is a Top Heavy Plan, 100 percent shall be substituted for 125 percent in Sections 4.4(j) and 4.4(k).

                           (m) If the sum of the defined benefit plan fraction
                  and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any Participant in this Plan, the Administrator shall limit, to the extent necessary, the "annual additions" to such Participant's accounts for such "limitation year." If, after limiting the "annual additions" to such Participant's accounts for the "limitation year," the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the Administrator shall then adjust the numerator of the defined contribution plan fraction so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Participant.

                           (n) Notwithstanding anything contained in this
                  Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder. Effective as of the first day of the first "limitation year" beginning on or after January 1, 2000 (the "effective date"), and notwithstanding any other provision of the Plan, the accrued benefit for any Participant shall be determined without applying the limitations of Code
                  Section 415(e) as in effect on the day immediately prior to the "effective date."

4.5      ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

                           (a) If, as a result of a reasonable error in
                  estimating a Participant's Compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the "excess amount" will be disposed of in one of the following manners, as uniformly determined by the Administrator for all Participants similarly situated.

                           (1) Any after-tax voluntary Employee contributions (plus attributable gains), to the extent they would reduce the "excess amount," will be distributed to the Participant;

                           (2) If, after the application of subparagraph (1) above, an "excess amount" still exists, and the Participant is covered by the Plan at the end of the "limitation year," the "excess amount" will be used to reduce the Employer contribution for such Participant in the next "limitation year," and each succeeding "limitation year" if necessary;

                           (3) If, after the application of subparagraphs (1) and (2) above, an "excess amount" still exists, and the Participant is not covered by the Plan at the end of the "limitation year," the "excess amount" will be held unallocated in a "Section 415 suspense account." The "Section 415 suspense account" will be applied to reduce future Employer contributions for all remaining Participants in the next "limitation year," and each succeeding "limitation year" if necessary;

                           (4) If a "Section 415 suspense account" is in existence at any time during the "limitation year" pursuant to this Section, it will not participate in the allocation of investment gains and losses of the Trust Fund. If a "Section 415 suspense account" is in existence at any time during a particular "limitation year," all amounts in the "Section 415 suspense account" must be allocated and reallocated to Participants' accounts before any Employer contributions or any Employee contributions may be made to the Plan for that "limitation year." Except as provided in (1) above, "excess amounts" may not be distributed to Participants or Former Participants.

                           (b) For purposes of this Article, "excess amount" for
                  any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to the Participant's account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.4.

                           (c) For purposes of this Section, "Section 415
                  suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year."

4.6      ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

                           (a) With the consent of the Administrator, and under
                  a uniform and non-discriminatory policy for all Employees, amounts may be transferred (within the meaning of Code Section 414(l)) to this Plan from other tax qualified plans under Code
                  Section 401(a) by Eligible Employees, provided the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements of this Section. The amounts transferred shall be set up in a separate account herein referred to as a Participant's Transfer/Rollover Account. Furthermore, for vesting purposes, the Participant's portion of the Participant's Transfer/Rollover Account attributable to any transfer shall be subject to Section 6.4(b).

                           Except as permitted by Regulations (including
                  Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

                           (b) With the consent of the Administrator, and under
                  a uniform and non-discriminatory policy for all Employees, the Plan may accept a "rollover" by Eligible Employees, provided the "rollover" will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. Prior to accepting any "rollovers" to which this Section applies, the Administrator may require the Employee to establish (by providing opinion of counsel or otherwise) that the amounts to be rolled over to this Plan meet the requirements of this Section. The amounts rolled over shall be set up in a separate account herein referred to as a "Participant's Transfer/Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                           For purposes of this Section, the term "qualified
                  plan" shall mean any tax qualified plan under Code Section 401(a), or, any other plans from which distributions are eligible to be rolled over into this Plan pursuant to the Code. The term "rollover" means: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions received by an Employee from other "qualified plans" which are eligible for tax-free rollover to a "qualified plan" and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof;
                  (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another "qualified plan," (B) were eligible for tax-free rollover to a "qualified plan" and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of receipt thereof from such conduit individual retirement account; and (v) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.

                           (c) Amounts in a Participant's Transfer/Rollover
                  Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (d) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

                           (d) The Administrator, at the election of the
                  Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant's Transfer/Rollover Account. Any distributions of amounts held in a Participant's Transfer/Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.

                           (e) The Administrator may direct that Employee
                  transfers and rollovers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.8.

                           (f) This Plan shall not accept any direct or indirect
                  transfers (as that term is defined and interpreted under Code
                  Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

                           (g) Notwithstanding anything herein to the contrary,
                  a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 7.1.

4.7      VOLUNTARY CONTRIBUTIONS AND MATCHING EMPLOYER CONTRIBUTIONS

                           (a) Each Participant may, in accordance with
                  nondiscriminatory procedures established by the Administrator, elect to make after-tax voluntary Employee contributions to the Plan in increments of one percent (1 %) in an amount not less than one percent (1%) of Compensation, nor more than five percent (5%) of Compensation. Such contributions must generally be paid to the Trustee within a reasonable period of time after being received by the Employer.

                  The balance in each Participant's Voluntary Contribution Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                           (b) An Employer may elect, in its sole discretion, to
                  make Matching Employer Contributions for a Plan Year for each Participant on whose behalf Employee contributions as described above have been made during the Plan Year. The Board of Managers shall have the authority, in its sole discretion, to set the amount of Matching Employer Contributions to be allocated to an applicable Participant's Matching Account in any amount for any quarter, and the Board of Managers may, in its sole discretion, suspend or alter Matching Employer Contributions for any quarter in the future.

                           (c) For any Plan Year, the Matching Employer
                  Contributions shall be an amount equal to a percentage of the aggregate amount of after-tax voluntary Employee contributions for all Participants for such Plan Year (or such other percentage as may be determined by the Board of Managers).

4.8 DIRECTED INVESTMENT ACCOUNT AND PARTICIPANT VOTING RIGHTS WITH RESPECT TO QUALIFYING EMPLOYER SECURITIES

                           (a) Participants may, subject to a procedure
                  established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all of their accounts in specific assets, specific funds or other investments permitted under the Plan and Trust Agreement and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

                           (b) As of each Valuation Date, all Participant's
                  Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:

                           (1) to the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant's share of such pooled investment; and

                           (2) to the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

                           (c) The Participant Direction Procedures shall
                  provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including, but need not be limited to, the following:

                           (1) the conveyance of instructions by the Participants and their Beneficiaries to invest Participant's Directed Accounts in Directed Investment Options;

                           (2) the name, address and phone number of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the Directed Investment Options;

                           (3) applicable restrictions on transfers to and from any Designated Investment Alternative;

                           (4) any restrictions on the exercise of voting, tender and similar rights related to a Directed Investment Option by the Participants or their Beneficiaries;

                           (5) a description of any transaction fees and expenses which affect the balances in Participant's Directed Accounts in connection with the purchase or sale of Directed Investment Options; and

                           (6) general procedures for the dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to a description of the following:

                                    (i) the investment vehicles available under the Plan, including specific information regarding any Designated Investment Alternative;

                                    (ii) any designated Investment Managers; and

                                    (iii) a description of the additional
                                    information which may be obtained upon
                                    request from the Fiduciary designated to provide such information.

                           (d) With respect to assets in a Participant's
                  Directed Investment Account, (other than as described below with respect to qualifying Employer securities in the Employer Stock Fund) the Participant or Beneficiary shall direct the Trustee with regard to any voting, tender and similar rights associated with the ownership of such assets, (hereinafter referred to as the "Stock Rights") as follows:

                           (1) each Participant or Beneficiary shall direct the Trustee to vote or otherwise exercise such Stock Rights in accordance with the provisions, conditions and terms of any such Stock Rights;

                           (2) such directions shall be provided to the Trustee by the Participant or Beneficiary in accordance with the procedure as established by the Administrator and the Trustee shall vote or otherwise exercise such Stock

                           Rights with respect to which it has received directions to do so under this Section; and

                           (3) to the extent to which a Participant or Beneficiary does not instruct the Trustee to vote or otherwise exercise such Stock Rights, such Participants or Beneficiaries shall be deemed to have directed the Trustee that such Stock Rights remain nonvoted and unexercised.

                           (e) Any information regarding investments available
                  under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to the Participant in one or more written documents (or in any other form including, but not limited to, electronic media) which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.

                           (f) The Administrator may, in its discretion, include
                  in or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

4.8A VOTING RIGHTS WITH RESPECT TO QUALIFYING EMPLOYER SECURITIES IN THE EMPLOYER STOCK FUND

         Each person with shares of qualifying Employer securities in the Employer Stock Fund shall have the right to participate confidentially in the exercise of voting rights appurtenant to shares held in such investment account, provided that such person had shares in such account as of the most recent Valuation Date coincident with or preceding the applicable record date for which records are available. Such participation shall be achieved by completing and filing with the inspector of elections, or such other person who shall be independent of the issuer of shares as the Administrator shall designate, at least ten (10) days prior to the date of the meeting of holders of shares at which such voting rights will be exercised, a written direction in the form and manner prescribed by the Administrator. The inspector of elections, or other such person designated by the Administrator shall tabulate the directions given on a strictly confidential basis, and shall provide the Administrator with only the final results of the tabulation. The final results of the tabulation shall be followed by the Administrator in the direction as to the manner in which such voting rights shall be exercised. As to each matter in which the holders of shares are entitled to vote:

                           (a) a number of affirmative votes shall be cast equal
                  to the product of:

                           (1) the total number of shares held in the Employer Stock Fund as of the applicable record date; and

                           (2) a fraction, the numerator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the shares in the Employer Stock Fund of all persons directing that an affirmative vote be cast, and the denominator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the shares in the Employer Stock Fund of all persons directing that an affirmative or negative vote be cast; and

                           (b) a number of negative votes shall be cast equal to
                  the product of:

                           (1) the total number of shares held in the Employer Stock Fund as of the applicable record date; and

                           (2) a fraction, the numerator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the shares in the Employer Stock Fund of all persons directing that a negative vote be cast, and the denominator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the shares in the Employer Stock Fund of all persons directing that an affirmative or negative vote be cast.

                  The Administrator shall furnish, or cause to be furnished, to each person with shares in the Employer Stock Fund, all annual reports, proxy materials and other information known to have been furnished by the issuer of the shares or by any proxy solicitor, to the holders of shares.

4.8B     TENDER OFFERS AND OTHER OFFERS

         Each person with shares in the Employer Stock Fund shall have the right to participate confidentially in the response to a tender offer, or any other offer, made to the holders of shares generally, to purchase, exchange, redeem or otherwise transfer shares; provided that such person has shares in the Employer Stock Fund as of the Valuation Date coincident with or immediately preceding the first day for delivering shares or otherwise responding to such tender or other offer. Such participation shall be achieved by completing and filing with the inspector of elections, or such other person who shall be independent of the issuer of shares as the Administrator shall designate, at least ten (10) days prior to the last day for delivering shares or otherwise responding to such tender or other offer, a written direction in the form and manner prescribed by the Administrator. The inspector of elections, or other such person designated by the Administrator shall tabulate the directions given on a strictly confidential basis, and shall provide the Administrator with only the final results of the tabulation. The final results of the tabulation shall be followed by the Administrator in the direction as to the number of shares to be delivered. On the last day for delivering shares or otherwise responding to such tender or other offer, a number of shares equal to the product of:

                           (a) the total number of shares held in the Employer
                  Stock Fund; and

                           (b) a fraction, the numerator of which is the
                  aggregate value (as of the Valuation Date coincident with or immediately preceding the first day for delivering shares or otherwise responding to such tender or other offer) of the shares in the Employer Stock Fund of all persons directing that shares be delivered in response to such tender or other offer, and the denominator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the first day for delivering shares or otherwise responding to such tender or other offer) of the shares in the Employer Stock Fund of all persons directing that shares be delivered or that the delivery of shares be withheld;

         shall be delivered in response to such tender or other offer. Delivery of the remaining shares then held in the Employer Stock Fund shall be withheld. The Administrator shall furnish, or cause to be furnished, to each person whose account is invested in whole or in part in the Employer Stock Fund, all information concerning such tender offer furnished by the issuer of shares, or information furnished by or on behalf of the person making the tender or such other offer.

4.8C RESTRICTIONS ON INVESTMENTS IN THE EMPLOYER STOCK FUND FOR CERTAIN PARTICIPANTS


         Notwithstanding anything in the Plan to the contrary, any person subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended: (a) may be subject to Section 16(b) liability if such person has an intra-plan transfer, in accordance with the provisions of Section 4.8, involving the Employer Stock Fund within six (6) months of the next preceding transfer into or out of the Employer Stock Fund. In addition, any person subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, who elects to receive a cash distribution from his Employer Stock Fund account under the Plan, including redemption of such stock for purposes of cash withdrawals under Section 6.10 and/or Section 6.11, may similarly be subject to
Section 16(b) liability for any short swing profits within six (6) months of the next preceding transfer into or out of the Employer Stock Fund.

         However, unless otherwise required by rules and regulations of the Securities and Exchange Commission, Section 16(b) liability will not result from distributions made in connection with a Participant's death, Disability, termination of employment or retirement; pursuant to a domestic relations order described under Section 414(p) of the Code; as a result of the minimum distribution requirements described under Section 401(a)(9) of the Code; or as a result of the limitations described under Sections 401(k), 401(m), 402(g) and 415 of the Code.

4.9      ACTUAL CONTRIBUTION PERCENTAGE TESTS

                           (a) The "Actual Contribution Percentage" for Plan
                  Years beginning after December 31, 1996 for the Highly Compensated Participant group shall not exceed the greater of:

                           (1) 125 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group); or

                           (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group), or such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group) plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to any cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have a combination of elective deferrals and Employee contributions and matching contributions reduced pursuant to Regulation 1.401(m)-2 and Section 4.10(a). The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

                           (b) For the purposes of this Section and Section
                  4.10, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group), the average of the ratios (calculated separately for each Participant in each group and rounded to the nearest one-hundredth of one percent) of:

                           (1) the sum of after-tax voluntary Employee contributions and Matching Employer Contributions made pursuant to Section 4.7 on behalf of each such Participant for such Plan Year; to

                           (2) the Participant's "414(s) Compensation" for such Plan Year.

                           Notwithstanding the above, if the prior year testing
                  method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.9(a), the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall be determined pursuant to the provisions of the Plan then in effect.

                           (c) For purposes of determining the "Actual
                  Contribution Percentage," the Administrator may elect to take into account, with respect to Employees eligible to have after-tax voluntary Employee contributions made pursuant to
                  Section 4.7 allocated to their accounts, "elective deferrals" and "qualified non-elective contributions" contributed to any plan maintained by the Employer. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

                           (d) For purposes of this Section and Code Sections
                  401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which Matching Employer Contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. Any adjustment to the Non-Highly Compensated Participant actual contribution ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (d) only if they have the same plan year. Notwithstanding the above, for Plan Years beginning after December 31, 1996, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.

                           Notwithstanding the above, an employee stock
                  ownership plan described in Code Section 4975(e)(7) or 409 may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

                           (e) If a Highly Compensated Participant is a
                  Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or
                  409) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

                           (f) For purposes of Sections 4.9(a) and 4.10, a
                  Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have after-tax voluntary Employee contributions (whether or not after-tax voluntary Employee contributions are made) allocated to the Participant's Aggregate Account for the Plan Year.

                           Notwithstanding the above, if the prior year testing
                  method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for the purposes of Section 4.9(a), a Non-Highly Compensated Participant shall include any such Employee eligible to have after-tax voluntary Employee contributions (whether or not after-tax voluntary Employee contributions are made) allocated to the Participant's Aggregate Account for the preceding Plan Year pursuant to the provisions of the Plan then in effect.

                           (g) For the purpose of this Section, for Plan Years
                  beginning after December 31, 1996, unless otherwise provided below, when calculating the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

                                    For the Plan Year beginning after December
                           31, 1996, the current year testing method shall be used.

                                    For the Plan Year beginning after December
                           31, 1997, the current year testing method shall be used.

                                    For the Plan Year beginning after December
                           31, 1998, the prior year testing method shall be used.

                                    For the Plan Year beginning after December
                           31, 1999, the prior year testing method shall be used.

                                    For the Plan Year beginning after December
                           30, 2000, the prior year testing method shall be used.

                           (h) Notwithstanding anything in this Section to the
                  contrary, the provisions of this Section and Section 4.10 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation 1.401(k)-1(g)(11). Furthermore, for Plan Years beginning after December 31, 1998, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code
                  Section 410(a)(1)(A).

4.10     ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

                           (a) In the event (or if it is anticipated) that, for
                  Plan Years beginning after December 31, 1996, the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds (or might exceed) the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.9(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest dollar amount of after-tax voluntary Employee contributions and Matching Employer Contributions made pursuant to Section 4.7, the portion of such contributions (and Income allocable to such contributions) until the total amount of Excess Aggregate Contributions has been distributed, or until the Participant's remaining amount equals the amount of after-tax voluntary Employee contributions and Matching Employer Contributions made pursuant to Section 4.7 of the Highly Compensated Participant having the second largest dollar amount of such contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.

                           (b) Any distribution of less than the entire amount
                  of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

                           (c) The determination of the amount of Excess
                  Aggregate Contributions with respect to any Plan Year shall be made after first determining the excess contributions as defined in any qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer, if any, to be treated as after-tax voluntary Employee contributions due to recharacterization for the plan year of any such qualified cash or deferred arrangement maintained by the Employer that ends with or within the Plan Year.

                           (d) If during a Plan Year the projected aggregate
                  amount of after-tax voluntary Employee contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.9(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.10(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.9(a).

                           (e) Notwithstanding the above, within twelve (12)
                  months after the end of the Plan Year, the Employer may make a "qualified non-elective contribution" on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.9(a). Such contribution shall be allocated to the Participant's Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's 414(s) Compensation for the year bears to the total 414(s) Compensation of all Non-Highly Compensated Participants. A separate accounting shall be maintained with respect to such contributions.

                           However, if the prior year testing method is used,
                  the "qualified non-elective contribution" shall be allocated to the Participant's Account on behalf of each Non-Highly Compensated Participant who was employed by the Employer on the last day of the prior Plan Year in the same proportion that each such Non-Highly Compensated Participant's 414(s) Compensation for the prior year bears to the total 414(s) Compensation of all such Non-Highly Compensated Participants for the prior year. Such contribution shall be made by the Employer prior to the end of the current Plan Year. A separate accounting shall be maintained with respect to such contributions.

                           Notwithstanding the above, for Plan Years beginning
                  after December 31, 1998, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of "qualified non-elective contributions" for the first testing year for which the change is effective, any "qualified non-elective contribution" on behalf of Non-Highly Compensated Participants used to satisfy the "Actual Contribution Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

                           (f) Any Excess Aggregate Contributions (and Income)
                  which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

                           (g) For purposes of this Section and Section 4.9, the
                  following definitions shall apply:

                           (1) "Elective deferrals" are contributions made pursuant to a salary reduction or other deferral mechanism. "Elective deferrals" are the sum of all Employer contributions made on behalf of a Participant pursuant to an election to defer under a qualified cash or deferred arrangement as described in Code Section 401(k), any salary reduction simplified employee pension described in Code Section 408(k)(6), any Simple IRA Plan described in Code
                           Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective deferrals shall not include any deferrals properly distributed as excess "annual additions."

                           (2) "Qualified non-elective contributions" are contributions (other than a Matching Employer Contribution) made by the Employer that the Participants may not elect to receive in cash until distributed from the Plan and that are distributable only in accordance with the distribution provisions that are applicable to "elective deferrals."

                           Such "elective deferrals" and "qualified non-elective
                  contributions" shall be fully Vested at all times and, except as otherwise provided herein, shall not be subject to Forfeiture for any reason. Such deferrals and contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference.

4.11     QUALIFIED MILITARY SERVICE

         Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service will be provided in accordance with Code Section 414(u).

                                    ARTICLE V
                                   VALUATIONS

5.1      VALUATION OF THE TRUST FUND

         The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant's Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

5.2      METHOD OF VALUATION

         In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                                   ARTICLE VI
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1      DETERMINATION OF BENEFITS UPON RETIREMENT

         Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant's Normal Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3 and 4.7, shall continue until such Participant's Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant's Account in accordance with Section 6.5.

6.2      DETERMINATION OF BENEFITS UPON DEATH

                           (a) Upon the death of a Participant before the
                  Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant's Aggregate Accounts to the Participant's Beneficiary.

                           (b) Upon the death of a Former Participant, the
                  Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

                           (c) The Administrator may require such proper proof
                  of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                           (d) The Beneficiary of the death benefit payable
                  pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

                           (1) the spouse has waived the right to be the Participant's Beneficiary, or

                           (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

                           (3) the Participant has no spouse, or

                           (4) the spouse cannot be located.

                           In such event, the designation of a Beneficiary shall
                  be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

                           (e) In the event no valid designation of Beneficiary
                  exists, or if the Beneficiary is not alive at the time of the Participant's death, the death benefit will be paid in the following order of priority:

                           (1) the Participant's surviving spouse;

                           (2) the Participant's children, including adopted children, per stirpes;

                           (3) the Participant's surviving parents, in equal shares; or

                           (4) the Participant's estate.

                           If the Beneficiary does not predecease the
                  Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary's estate.

                           (f) Notwithstanding anything in this Section to the
                  contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant's designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.

                           (g) Any consent by the Participant's spouse to waive
                  any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

6.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

         In the event of a Participant's Total and Permanent Disability prior to the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 6.5 and 6.7, shall direct the distribution to such Participant of all Vested amounts credited to such Participant's Account.

6.4      DETERMINATION OF BENEFITS UPON TERMINATION

                           (a) If a Participant's employment with the Employer
                  is terminated for any reason other than death, Total and Permanent Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 6.4.

                           Distribution of the funds due to a Terminated
                  Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant's Account to be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code
                  Section 411(a)(11) and the Regulations thereunder.

                           If, for Plan Years beginning after August 5, 1997,
                  the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6,
                  1997) and, if the distribution is made prior to March 22, 1999, has never exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) at the time of any prior distribution, then the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

                           (b) The Vested portion of any Participant's Account
                  shall be a percentage of the total amount credited to the Participant's Account determined on the basis of the following schedule effective with Plan Year on or after December 30, 2002:

                                       Vesting Schedule
                     Periods of Service                       Percentage

                       Less than 1                                  0 %
                            1                                      33 %
                            2                                      66 %
                            3                                     100 %

                           Notwithstanding the forgoing for Participants who
                  terminated employment prior to December 30, 2002 the following vesting schedule shall apply:

                           1. 33% at the end of the first calendar year following the end of the first year of Plan participation

                           2. 66% at the end of the second calendar year following the end of the first year of Plan participation

                           3. 100% at the end of the third calendar year following the end of the first year of Plan participation

                           (c) Notwithstanding the vesting schedule above, the
                  Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

                           (d) Notwithstanding the vesting schedule above, upon
                  the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

                           (e) The computation of a Participant's nonforfeitable
                  percentage of such Participant's interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) whole year Periods of Service as of the expiration date of the election period may elect to have such Participant's nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

                           (1) the adoption date of the amendment,

                           (2) the effective date of the amendment, or

                           (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

6.5      DISTRIBUTION OF BENEFITS

                           (a) The Administrator, pursuant to the election of
                  the Participant, shall direct the Trustee to distribute to a Participant or such Participant's Beneficiary any amount to which the Participant is entitled under the Plan in one or more of the following methods: one lump-sum payment in cash and/or in qualifying Employer securities.

                           (1) One lump-sum payment in cash and/or in qualifying Employer securities allocated to the Participant's Account.

                           (2) Payments over a period certain inapproximately equal annual cash installments over a period not to exceed ten years (or the estimated life expectancy of the Participant at the date of his termination of employment. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or
                           (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and the Participant's designated Beneficiary).

                           Except as otherwise provided herein, qualifying
                  Employer securities distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all qualifying Employer securities of the same class. If a Participant is required to offer the sale of qualifying Employer securities to the Employer before offering to sell qualifying Employer securities to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the qualifying Employer securities.

                           (b) Any distribution to a Participant, for Plan Years
                  beginning after August 5, 1997, who has a benefit which exceeds $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) or, if the distribution is made prior to March 22, 1999, has ever exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) at the time of any prior distribution, shall require such Participant's written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution commences prior to the time the benefit is "immediately distributable." A benefit is "immediately distributable" if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62. However, for distributions prior to October 17, 2000, if a Participant has begun to receive distributions pursuant to an optional form of benefit under which at least one scheduled periodic distribution has not yet been made, and if the value of the Participant's benefit, determined at the time of the first distribution under that optional form of benefit, exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), then the value of the Participant's benefit prior to October 17, 2000 is deemed to continue to exceed such amount.

                           (c) The following rules will apply to the consent
                  requirements set forth in subsection (b):

                           (1) The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(d).

                           (2) Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution commences.

                           (3) Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the distribution commences.

                           (4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                           Any such distribution may commence less than thirty
                  (30) days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                           (d) Notwithstanding any provision in the Plan to the
                  contrary, the distribution of a Participant's benefits made on or after January 1, 1997 shall be made in accordance with the following requirements and shall otherwise comply with Code
                  Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

                           (1) A Participant's benefits shall be distributed or must begin to be distributed not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Such distributions shall be equal to or greater than any required distribution.

                           Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding paragraph and must be made over a period certain measured by the life expectancy of the Participant (or the life expectancies of the Participant and the Participant's designated Beneficiary) in accordance with Regulations.

                           (2) Distributions to a Participant and the Participant's Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

                           With respect to distributions under the Plan made for
                  calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code
                  Section 401(a)(9) in accordance with the Regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final Regulations under Code Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

                           (e) For purposes of this Section, the life expectancy
                  of a Participant and a Participant's spouse shall not be redetermined in accordance with Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

                           (f) The restrictions imposed by this Section shall
                  not apply if a Participant has, prior to January 1, 1984, made a written designation to have retirement benefits paid in an alternative method acceptable under Code Section 401(a)(9) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

                           (g) All annuity Contracts under this Plan shall be
                  non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

6.6      DISTRIBUTION OF BENEFITS UPON DEATH

                           (a)(1) The death benefit payable pursuant to
                  Section 6.2 shall be paid to the Participant's Beneficiary within a reasonable time after the Participant's death in one lump-sum payment in cash or in qualifying Employer securities allocated to the Participant's Account as elected by the Participant (or if no election has been made prior to the Participant's death, by the Participant's Beneficiary) subject, however, to the rules specified in Section 6.6(b):

                           (b) Notwithstanding any provision in the Plan to the
                  contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of the date of death. If a Participant dies before receiving any distributions of the interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then the death benefit shall be distributed to the Participant's Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant's date of death occurs.

                           (c) For purposes of this Section, the life expectancy
                  of a Participant and a Participant's spouse shall not be redetermined in accordance with Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

                           (d) For purposes of this Section, any amount paid to
                  a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

                           (e) Subject to the spouse's right of consent afforded
                  under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have death benefits paid in an alternative method acceptable under Code Section 401(a)(9) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

6.7      TIME OF SEGREGATION OR DISTRIBUTION

         Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution or to commence a series of payments the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the tenth
(10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates service with the Employer.

         Notwithstanding the foregoing, the failure of a Participant to consent to a distribution that is "immediately distributable" (within the meaning of Section 6.5), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.

6.8      DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

         In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

         In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. Notwithstanding the foregoing, effective January 1, 1997, or if later, the adoption date of this amendment and restatement, if the value of a Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), then the amount distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant's Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissable forfeiture under the Code.

6.10     PRE-RETIREMENT DISTRIBUTION

                  (a) A Participant may elect to receive distribution attributable to his contributions credited to his Participant's Account for a Class as soon as practical after the Class matures. Any election for current distribution shall be made as prescribed by the Administrator not later than the November 30 preceding the date on which such Class matures. A Participant may elect to defer until termination of employment distribution of his account for a maturing Class which could otherwise be distributed under this Section. Any such election for deferred distribution shall be made as prescribed by the Administrator not later than the November 30 preceding the date on which such Class matures.

                  For purposes of this Section, "Class" shall mean the period beginning with the Effective Date of the Plan and ending on the following December 31 and each calendar year thereafter shall comprise a separate Class until it matures. Effective January 1, 2000, "Class" shall mean the period beginning January 1, 2000 and Ending December 30, 2000. Effective December 31, 2000, "Class" shall mean a twelve month period beginning December 31, 2000 and ending on December 30, 2001 and each succeeding twelve month period thereafter shall comprise a separate Class until it matures. For purposes of identification, each non-matured Class shall be designated in terms of the year in which it begins. Each Class will mature at the end of the third year following the year in which it begins.

                  In-service withdrawals shall be allowed under subparagraphs
         (b) and (c) below once per twelve month period, upon 30 days written notice prior to any calendar quarter as follows:

                  (b) A Participant may withdraw all or any portion of his Voluntary Contribution Account. A Participant who makes such a withdrawal may make no further after-tax voluntary Employee contributions until an Entry Date which is at least six months after the effective date of the withdrawal.

                  (c) A Participant may withdraw his after-tax voluntary Employee contributions and Matching Employer Contributions made on his behalf with respect to all Classes for which he previously elected deferred distribution under this Section or which are 100% vested except that for a Participant who has less than five years of participation in the Plan, such withdrawal shall be limited to the excess of the sum of all units attributable to his after-tax voluntary Employee contributions and Employer contributions over the amount of the Employer contributions allocated to him during the two-year period immediately preceding the date of withdrawal. A Participant who makes such a withdrawal may make no further after-tax voluntary Employee contributions until an Entry Date which is at least 12 months after the effective date of the withdrawal.

                  (d) Any distribution made pursuant to this Section shall be made in a manner consistent with Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

6.11     ADVANCE DISTRIBUTION FOR HARDSHIP

                  (a) A Participant may withdraw his 100% vested Aggregate Account at any time in the event of a financial hardship, and solely to the extent required to satisfy the hardship. The amount that may be distributed due to a hardship may include the amount necessary to pay

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

         income taxes or penalties resulting from the distribution. Such hardship must be an immediate and heavy financial need of the Participant where such Participant lacks other available resources. Withdrawal under this Section is deemed to be on account of an immediate and heavy financial need of the Participant if the withdrawal is for:

                  (i)      medical or medical related expenses;

                  (ii) substantial cost related to the residential requirements of the Participant and his family;

                  (iii) family educational expenses in an amount considered by the Administrator to be burdensome in relation to the Participant's other available financial resources for meeting such expenses;

                  (iv) Expenses in connection with a death in a Participant's immediate family;

                  (v) extraordinary expenses related to an unanticipated casualty, accident, or other misfortune, or any other similar need approved by the Administrator in it's sole discretion.

                  Any such distribution approved by the Administrator shall be made proportionately from the Participant's Voluntary Contribution Account and investment earnings thereon to the extent available, and if insufficient therefore, out of the Matching Account and investment earnings thereon.

                  (b) No such distribution shall be made from the Participant's Account until such account has become fully Vested.

                  (c) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

6.12     QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

         All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

6.13     DIRECT ROLLOVER

                  (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" election under this Section, a "distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" that is equal to at least $500 paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover."

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

                  (b) For purposes of this Section the following definitions shall apply:

                  (1) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the "distributee," except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the "distributee" or the joint lives (or joint life expectancies) of the "distributee" and the "distributee's" designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) made after December 31, 1999; and any other distribution that is reasonably expected to total less than $200 during a year.

                  (2) An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the "distributee's" "eligible rollover distribution." However, in the case of an "eligible rollover distribution" to the surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

                  (3) A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are "distributees" with regard to the interest of the spouse or former spouse.

                  (4) A "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the "distributee."

                                   ARTICLE VII
                       AMENDMENT, TERMINATION AND MERGERS

7.1      AMENDMENT

                  (a) The Employer shall have the right at any time to amend this Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee's or Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

                  (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the

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

         Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

                  (c) Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" which results in a further restriction on such benefits unless such "Section 411(d)(6) protected benefits" are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit. A Plan amendment that eliminates or restricts the ability of a Participant to receive payment of the Participant's interest in the Plan under a particular optional form of benefit will be permissible if the amendment satisfies the conditions in (1) and (2) below:

                  (1) The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

                  (2) The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of: (i) the ninetieth (90th) day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the Act requirements at 29 CFR 2520.104b-3 (relating to a summary of material modifications) or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

7.2      TERMINATION

                           (a) The Employer shall have the right at any time to
                  terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

                           (b) Upon the full termination of the Plan, the
                  Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or in property allocated to the Participant's Aggregate Account or through the purchase of irrevocable nontransferable deferred commitments from an insurer.Except as permitted by Regulations, the

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

                  termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with
                  Section 7.1(c).

7.3      MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

         This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 7.1(c).

                                  ARTICLE VIII
                                    TOP HEAVY

8.1      TOP HEAVY PLAN REQUIREMENTS

         For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to
Section 4.3 of the Plan.

8.2      DETERMINATION OF TOP HEAVY STATUS

                           (a) This Plan shall be a Top Heavy Plan for any Plan
                  Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                           If any Participant is a Non-Key Employee for any Plan
                  Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

                           (b) Aggregate Account: A Participant's Aggregate
                  Account as of the Determination Date is the sum of:

                           (1) the Participant's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

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

                           (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

                           (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

                           (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                           (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.

                           (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                           (7) For the purposes of determining whether two employers are to be treated as the same employer in
                           (5) and (6) above, all employers
                           aggregated under Code Section 414(b), (c), (m) and
                           (o) are treated as the same employer.

                           (c) "Aggregation Group" means either a Required
                  Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                           (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                           In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                           (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                           In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                           (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                           (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

                           (d) "Determination Date" means (a) the last day of
                  the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

                           (e) Present Value of Accrued Benefit: In the case of
                  a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

                           (f) "Top Heavy Group" means an Aggregation Group in
                  which, as of the Determination Date, the sum of:

                           (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

                           (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1      PARTICIPANT'S RIGHTS

         This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

9.2      ALIENATION

                           (a) Subject to the exceptions provided below, and as
                  otherwise permitted by the Code and the Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant's Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

                           (b) Subsection (a) shall not apply to a "qualified
                  domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent

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

                  provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

                           (c) Subsection (a) shall not apply to an offset to a
                  Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(13)(C) and (D).

9.3      CONSTRUCTION OF PLAN

         This Plan shall be construed and enforced according to the Code, the Act and the laws of the State of New Jersey, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

9.4      GENDER AND NUMBER

         Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.5      LEGAL ACTION

         In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.6      PROHIBITION AGAINST DIVERSION OF FUNDS

                           (a) Except as provided below and otherwise
                  specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

                           (b) In the event the Employer shall make an excessive
                  contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the

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

                  contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

                           (c) Except for Sections 3.5, 3.6, and 4.1(b), any
                  contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.7      EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

         The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.8      INSURER'S PROTECTIVE CLAUSE

         Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

9.9      RECEIPT AND RELEASE FOR PAYMENTS

         Any payment to any Participant, the Participant's legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

9.10     ACTION BY THE EMPLOYER

         Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

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

9.11     NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

         The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Administrator shall act as the named Fiduciary responsible for communicating with the Participant according to the Participant Direction Procedures. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

9.12     HEADINGS

         The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

9.13     APPROVAL BY INTERNAL REVENUE SERVICE

         Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner's delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

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

9.14     UNIFORMITY

         All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

























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

         IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing, the Employer has caused this instrument to be executed by a duly authorized
officer as of this day of            , 200 .

                                        THE PROVIDENT BANK


                                        By:
                                            ----------------------------------


                                            ----------------------------------
                                            Title



























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